    CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT
     HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

                                                                   EXHIBIT 10.61

                     PRODUCT FULFILLMENT SERVICES AGREEMENT

      This Product Fulfillment Services Agreement ("Agreement") entered into as of March 17, 2004 ("Effective Date") by and between Barnes & Noble, Inc., a Delaware Corporation, with its principal place of business located at 122 Fifth Avenue, New York, New York 10011 ("B&N"), and AEC One Stop Group, Inc., a Delaware corporation, with its principal place of business located at 4250 Coral Ridge Drive, Coral Springs, FL 33065 ("AEC") (each a "PARTY", together the "PARTIES").

      WHEREAS, B&N does business in the area of selling books, and pre-recorded audio and video products in all formats, by offering such products to individual customers in B&N's retail stores; and

      WHEREAS, AEC is in the business of wholesaling and fulfilling orders for the following: (i) Pre-recorded audio recordings (i.e., compact discs, and other related formats); and (ii) video (i.e., DVDs, VHS tape, and other related formats); and

      WHEREAS, the Parties hereto previously entered into a Short Form Agreement for Fulfillment Services (the "SHORT FORM AGREEMENT"), dated August 15, 2002, which pursuant to the terms thereof contemplated a long form agreement for fulfillment services which would supersede and replace the Short Form Agreement; and

      WHEREAS, the Parties hereto desire to enter into this Agreement to supersede and replace the Short Form Agreement for fulfillment services, and

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.    PRODUCTS

      The products covered by this Agreement shall be pre-recorded audio recordings (i.e., compact discs, and other related formats) and audio (i.e., DVDs, VHS tape, and other related formats) ("Products"). Other Products shall be as mutually agreed to in writing between the Parties. AEC buys Products from third party manufacturers and distributors.

2.    PRODUCT EXCLUSIVITY/WHOLESALE FULFILLMENT

      a. Exclusivity. B&N shall purchase Products exclusively from AEC. However, should AEC be unable to make certain Products available to B&N on a timely basis, B&N may purchase those Products from third parties until such time as AEC is able to make them available to B&N. AEC shall provide Products to B&N for distribution within the United States (other territories as specifically permitted by the manufacturers and distributors), through B&N's sales channels, including but not limited, to its present and future stores and distribution centers.

      b. For purposes of clarification, notwithstanding Section 2.a. above, the Parties herein acknowledge that B&N is permitted to buy Products direct from manufacturers.

      c. Fill Standards. AEC represents that each average fill percentage over any three (3) consecutive month measurement period shall be as follows (excluding cut-outs, imports and selected Product not available from vendors):

            i.    [***] percent ([***]%) on Commercially Available Products;

            ii.   [***] percent ([***]%) on Commercially Available Top Hits
                  Product.

      d. Statistical Reserve. B&N shall provide AEC reporting of the shortages and overages on an ASN level (the "STATISTICAL RESERVE REPORT").

      This Statistical Reserve Report shall be based on a sampling of B&N control stores, and such control stores to be determined and chosen by B&N, except that sampling shall include no fewer than forty (40) stores.

      To determine the statistical reserve in the Statistical Reserve Report, B&N, for the relevant time period, shall divide the number of AEC product shortages (net of overages) into the total number of units shipped by AEC in that time period for the controlled stores. Such reporting shall exclude shipments not received by B&N (for which AEC credits separately).

      The Statistical Reserve Report shall be provided to AEC within sixty (60) days of the end of each B&N fiscal quarter and shall be cumulative over the B&N fiscal year (the B&N Fiscal year runs February 1 to January 31).

      The parties have agreed that B&N may hold back such statistical reserve as follows:

            i. From the Effective Date through the first anniversary of the Term, B&N may hold back [***] percent ([***]%) from payments due AEC.

            ii. For the second (12) twelve months of the Term, B&N may hold back a statistical reserve equal to the percentage corresponding to the actual net product shortages/overages during the first year of the Term.

      Right to Audit Statistical Reserve Reports. During the Term of this Agreement and for two (2) years thereafter, B&N will permit its books and records to be audited by AEC during normal business hours at a mutually agreeable time and place solely as may be

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[***] indicates confidential material redacted and filed separately with the
Commission.

      necessary to verify accuracy of the Net Shortage/Overage Reports. AEC has the right to audit only those books and records as may be required for the purpose of determining the accuracy of such report. The books and records of B&N and all results of the audit shall be deemed Confidential Information of B&N under the terms of this Agreement. An audit may be performed of the books and records only once per year and no statement may be audited more than once. The Parties shall promptly reconcile any overpayments or underpayment.

3.    PRODUCT AVAILABILITY

Definitions

      a. "Commercially Available". A particular Product is Commercially Available if, at the time the Order for such Product is received by AEC, or during the process of such Order being fulfilled, such Product is in the inventory of AEC and (a) is generally available for sale as a special order; or (b) has not been deleted from the catalog of the company that releases such Product.

      b. "Ordered Product" shall mean the units of Product ordered by B&N with a Verified Order.

      c. "Verified Order" or "Order" means an order for Product that has been authorized by AEC because such order Commercially Available.

      d. "Product Availability File" contains information gathered by AEC from Product manufacturers and distributors (with no representation from such suppliers as to continuing accuracy) regarding Product availability and pricing. Such file may also contain information about Products that AEC can secure on behalf of B&N as a special order. AEC agrees to provide B&N, "as is" and at no cost, access to a Product availability file.

4.    TERM

      This Agreement will terminate two (2) years from the Effective Date ("Term"). This Agreement will terminate two (2) years from the Effective Date, with automatic one (1) year renewals for each of the following successive three years only (the "Term"), unless one Party notifies the other in writing of its intent to terminate this Agreement no less than ninety (90) days before the Term then in effect.

5.    PRICES

      The prices charged to B&N for the Products are as follows:

            Audio Product Pricing - [***]% off of AEC's "sheet price" (or
"SPI").

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[***] indicates confidential material redacted and filed separately with the
Commission.

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            Video Product Pricing - [***]% above "manufacturer sheet pricing"
(or "C Cost")

6.    TAXES

      AEC's prices do not include sales, use, excise, or similar taxes. The amount of any valid present or future sales, use, excise, or other similar tax that is attributable to B&N shall be paid by B&N.

7.    FEES AND COSTS

      Any fees and costs charged to B&N herein shall be in accordance with the existing wholesale relationship between the Parties.

8.    PAYMENT

      All shipments other than new B&N stores will continue to be invoiced net xxx (xxx) days; new B&N store initial orders shall be invoiced net xxx (xxx) days from the store's first open date.

9.    SHIPPING TERMS

      The wholesale fulfillment services (including without limitation, product stickering, special handling, account representative services, and shipping and return services and procedures) shall be performed by AEC in accordance with the existing wholesale relationship between the Parties.

10.   RETURNS

      a. Incentives. B&N shall have [***] percent ([***]%) returns privileges with the ability to earn rebates in any 12-month period as follows (12-Month Measure Period shall be from the Effective Date through the last day of the twelfth month of the Term; or from the thirteenth month through the twenty-fourth month of the Term);

Return - S Incentives*     * For every [***] percent ([***]%) point increment
[***] to [***]%  $[***]    commencing with returns levels less than [***]
                           percent ([***]%), through returns levels down to
[***] to [***]%  $[***]    [***] percent ([***]%), B&N shall receive [***]
                           dollars ($[***]).

                           For the avoidance of doubt, if B&N returns in a twelve (12) month measured period were equal to:

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[***] indicates confidential material redacted and filed separately with the
Commission.

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                           (a) [***] ([***]%) percent, then B&N shall earn
                               [***] dollars ($[***]) in returns rebates; or

                           (b) [***] percent ([***]%), then B&N shall earn
                               [***] dollars ($[***]) in returns rebates.

                     Rebates earned, if any, shall be paid within [***] days after the completion of any twelve (12) month measured period.

      b. B&N Returns of breached product. Any opened or breached Product returned to AEC, which AEC is not permitted to return to manufacturer or distributor for credit, shall be sold and credited to B&N upon terms mutually agreed between B&N and AEC.

11.   DELETED PRODUCT/CUT-OUTS

      On the tenth (10th) day of each month, AEC shall provide B&N a Deleted Product Cut-Outs Report containing Product processed for the previous calendar month. AEC shall credit B&N an amount equal to [***] ([***]%) percent of such product reported that is returned by B&N to AEC within the [***] days following the date of the report. AEC shall credit B&N an amount equal to [***] ([***]%) percent of such product reported that is returned by B&N to AEC between the [***] and [***] day following the date of the report. For returns after [***] days, B&N shall have no right to any such credit.

12.   PRODUCT RETURNS DEDUCTION CAP

      During the Term, B&N shall be limited to deducting no more than [***] dollars ($[***]) for returns against any weekly remittance due from January 1 through June 30 in any year. Any credit balance due B&N from AEC as a result of the returns deduction cap shall be paid by AEC to B&N in 13 equal weekly installments, commencing with the first Friday in July in that year.

13.   GECC

      The Parties acknowledge that General Electric Credit Corporation ("GECC") is AEC's lienholder, and as such B&N agrees that it shall permit GECC, with respect to any AEC owned inventory located at B&N's warehouse:

      i.    reasonable access to any such AEC's inventory; and

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[***] indicates confidential material redacted and filed separately with the
Commission.

      ii. to enter into a customary access agreement with B&N, as reasonably required by GECC, to permit such access; and

      iii. to foreclose upon or take possession of any such AEC's inventory at B&N's premises pursuant to the terms of its security interest in such inventory.

14.   CONFIDENTIALITY AND PROPRIETARY RIGHTS

      a. During and following the term hereof, each Party to this Agreement expressly undertakes to retain in confidence, and to require and cause its subsidiaries and affiliates and its and their respective employees, contractors and agents to retain in confidence, all information and know-how transmitted to such Party (the "RECEIVING PARTY"), (i) which the disclosing Party hereunder (the "DISCLOSING PARTY") has identified in writing as being proprietary and/or confidential or (ii) which the Receiving Party reasonably should know, based upon the nature of the information being disclosed, ought to be treated as confidential (collectively "Confidential INFORMATION"). The Receiving Party will make no use of such Confidential Information except as expressly authorized under this Agreement. Either party may, however, disclose Confidential Information if required by law, provided such Party shall give the other reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent. Under no circumstances shall a Disclosing Party be entitled to terminate this Agreement for an alleged unauthorized use or disclosure by the Receiving Party of Confidential Information which was not marked as "confidential" or "proprietary" unless such disclosure was of such material nature as to cause harm to the non-disclosing Party (in which case the Disclosing Party may terminate this Agreement to the extent permitted under Section 17 herein).

      b. Without limiting the generality of Section 14(a) above, the Parties agree that the following information disclosed by one Party to the other shall be deemed Confidential Information: the capabilities, technical descriptions and source code relating to either Party's released or unreleased software or hardware products or services; the marketing or promotion plans of any product or service of either Party; either Party's business policies or practices; and information received from others that either Party is obligated to treat as confidential.

      c. Both Parties acknowledge that unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury, which may be difficult to ascertain. Accordingly, both Parties agree that the aggrieved Party will have the right to seek and obtain injunctive relief from breaches of this
            Section 14, in addition to any other rights and remedies it may have. Both parties agree that each has and shall retain ownership rights to its own Confidential Information, and that upon expiration or termination of this Agreement each Party shall return and shall not retain the Confidential Information of the other Party.

      d. Notwithstanding anything in this Section 14 to the contrary, Confidential Information shall not be construed to mean any information which the Receiving Party can show: (i) is, or subsequently becomes, publicly available other than as a result of the Receiving Party's breach of any obligation owed to the Disclosing Party or a third party; (ii) became known to the Receiving Party prior to the Disclosing Party's disclosure of such information to the Receiving Party, (iii) became known to the Receiving Party from a source other than the Disclosing Party other than as a result of such source's breach of an obligation of confidentiality owed to the Disclosing Party; (iv) is independently developed by the Receiving Party, or (v) has been authorized for disclosure by the Disclosing Party.

15.   WARRANTIES AND REPRESENTATIONS

      a. By AEC. AEC warrants and represents for the benefit of B&N as follows: (i) the AEC Services will be rendered in accordance with all requirements identified in this Agreement and (ii) AEC has all rights, licenses and authorizations required to enter into and perform this Agreement, and the performance by AEC of its obligations pursuant to this Agreement will not violate any United States federal, state or municipal laws, rules, regulations or ordinances or the provisions of any agreement to which AEC is a party or by which AEC is bound; (iii) AEC will use commercially reasonable efforts to ensure that any reports to be delivered to B&N hereunder will be complete and accurate provided, however, that AEC expressly disclaims any warranty or representation regarding the accuracy of the availability and pricing data and generally any data contained in the Product Availability File (given such data's origination with the suppliers); and (iv) AEC's title to the Products is good and free and clear of all encumbrances and liens.

      b. By B&N. B&N warrants and represents for the benefit of AEC as follows: (i) B&N responsibilities and promises herein will be rendered in accordance with all requirements identified in this Agreement; (ii) B&N has all rights, licenses and authorizations required to enter into and perform this Agreement and the performance by B&N of its obligations pursuant to this Agreement will not violate any United States federal, state or municipal laws, rules, regulations or ordinances or the provisions of any agreement to which B&N is a party or by which B&N is bound; (iii) B&N will use commercially reasonable efforts to ensure that any reports to be delivered to AEC hereunder will be complete and accurate; (iv) B&N has all necessary rights to sell Products to Customers; and (v) B&N shall provide a sales tax resale certificate for each state that shipment is to be made to, and if necessary, B&N shall provide resale certificates for any state upon AEC's request.

16.   INDEMNIFICATION

      a. By AEC. AEC shall indemnify, hold harmless and defend B&N and all of B&N's employees, officers, directors and agents from and against any and all subpoenas served, and/or claims threatened, damages, losses, liabilities, suits, actions, demands, proceedings (whether legal or administrative) and expenses (including but not limited to reasonable attorneys' fees incurred, with or without suit, in arbitration or mediation, on appeal or in a bankruptcy or similar proceeding) (collectively, "Claims") threatened, asserted or filed by a third party against any of the aforesaid persons or entities to the extent that such third party Claims arise out of or relate to
            (i) the breach of any material warranty, representative or agreement made by AEC in this Agreement; or (ii) any grossly negligent or tortious act, willful misconduct or willful omission by AEC; provided, however, the foregoing indemnity obligation shall be binding if, and only to the extent that, the Claim at issue does not arise out of or relate to: (a) a matter in respect of which AEC is entitled to indemnification under Section 16(b) below, or (b) the Product Availability File.

      b. By B&N. B&N shall indemnify, hold harmless and defend AEC and all employees, officers, directors and agents of AEC from and against any and all subpoenas served, Claims threatened, asserted or filed by a third party against any of the aforesaid persons or entities to the extent that such third party Claims arise out of or relate to:
            (i) the breach of any material warranty, representation or agreement made by B&N in this Agreement; or (ii) any grossly negligent or tortious act, willful misconduct or willful omission by B&N. The foregoing indemnity obligation shall be binding if, and only to the extent that, the Claim at issue does not arise out of or relate to a matter in respect of which B&N is entitled to indemnification under
            Section 16(a) above.

      c. Manner of Exercise. Any person or entity that is entitled to be indemnified pursuant to this Section 16 ("Indemnified Party") must first give prompt notice to the indemnifying Party (the "Indemnifying Party") in writing of the occurrence of the Claim for which indemnity is requested and, at the option of the Indemnifying Party, the Indemnifying Party may assume the handling, settlement and defense of such Claim, in which event the Indemnified Party will cooperate in all reasonable respects with the Indemnifying Party at the Indemnifying Party's expense. The Indemnifying Party shall reimburse the Indemnified Party on demand for any payment made by the Indemnified Party in respect of any Claim to which the foregoing indemnity relates which either (i) has resulted in an adverse judgment against the Indemnified Party or (ii) has been settled with the written consent of the Indemnifying Party, which it may withhold for any reason.

17.   DEFAULT AND TERMINATION

      a. B&N shall have the right to terminate this Agreement before the expiration of the Term:

            i. if AEC fails to meet the Fill Standards set forth in Section 2(c) above; or

            ii. upon an AEC Change of Control (as defined below), provided B&N notifies AEC of the election to terminate not later than thirty (30) days following the dare of the consummation of an AEC Change of Control.

                        As used herein, an "AEC CHANGE OF CONTROL" shall be defined as (a) the sale, exchange or transfer of all or substantially all of AEC's assets; (b) any transaction or series or related transactions in which one or more entities directly or indirectly acquire ownership of or control over capital stock of AEC (or securities exchangeable for or convertible into such stock) entitled to elect fifty percent (50%) of the number of shares of AEC common stock outstanding on the date thereof, or (c) otherwise become (by contract or otherwise) entitled to exercise control over or elect fifty percent (50%) or more of AEC's Board of Directors.

      b. Default. In the event of a default (a "DEFAULT"), the non-defaulting Party shall have the right to terminate this Agreement by giving notice to the other Party under this Agreement and of its election to terminate this Agreement, after the non-defaulting Party becomes aware of such Default. Each of the following is a Default:

            i. The failure of either Party to materially perform any of such Party's obligations contained in this Agreement, which failure has not been cured within ten (10) days, in the case of a breach in any payment obligation hereunder, or thirty (30) days, in the case of a breach in any other kind of obligation hereunder, after the non-breaching Party provides notice to the breaching Party describing the breach(s) in reasonable detail.

            ii. The occurrence of any of the following: (a) any Party admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; (b) any affirmative act of insolvency by any party filing by any Party of any petition or action under any bankruptcy, reorganization, insolvency, arrangement, liquidation, dissolution or moratorium law, or any other similar law or laws for the benefit of, or relating to, debtors; (c) the filing, by any third party, against any party of any petition or action of the type described in clause (b) above, which has not been either controverted by such Party within fifteen (15) days after its receipt of the service of process dating to such filing, or stayed or dismissed within thirty (30) days after the time of such receipt; (d) the subjection of a material part of any Party's property to any levy, seizure, assignment or sale for or by any creditor, third party or governmental agency, provided that such levy, seizure, assignment or sale has not been stayed, discharged or reversed within thirty (30) days after the date of issuance of the order or decree which authorized the same; or (e) the issuance of an injunction enjoining either Party from performing any of its material obligations hereunder, which injunction has not been stayed, discharged or reversed within thirty (30) days after the date of issuance of the order or decree which authorized the same.

      c. Effect of Default and Termination. If there is a Default or this agreement is terminated or otherwise expired, this Agreement shall terminate and the Parties shall have all rights and remedies provided in this Agreement upon termination in addition to those rights and remedies it may have under law or equity, subject to
            Section 18 (Limitation of Liability) hereof. Upon termination or expiration of the Agreement, B&N's access to the Product Availability File shall cease, and B&N shall purge and destroy all Product Availability File data from any location it was placed by B&N. Within seven (7) days of termination or expiration, the Parties shall certify, in writing, to the cessation and destruction of any proprietary information of the other Party.

18.   LIMITATION OF LIABILITY

      IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OF ANY NATURE OR LOST PROFIT DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. The foregoing shall not be interpreted to limit either Party's right to be fully indemnified to the extend provided under Section 16 for damages claimed by a third party.

19.   FORCE MAJEURE

      Neither Party shall be in breach of this Agreement solely due to causes beyond the control and without the fault or negligence of such Party. Such causes may include, but are not restricted to, acts of God or of a public enemy, acts of terrorism, acts of war, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, power failure, or failure of the U.S. postal system. Both Parties agree to inform the other of any Force Majeure event within 72 hours of its occurrence, or as soon as possible. Failure to notify of such event within 72 hours may result in forfeiture by either Party to claim that such an event has occurred.

20.   NOTICES

      All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if hand-delivered or mailed by either registered or certified mail, return receipt requested, or by nationally recognized overnight courier service, receipt confirmed. In the case of notices via first-class or courier service, notices shall be deemed effective upon the date of receipt or upon the date returned for non-delivery. Notices shall be addressed to the Parties as set forth below, unless either Party notifies the other of a change of address, in which case the latest noticed address shall be used:

      Notices to BYN:                            Notices to AEC:
      Mr. Chuck Gorman                           AEC One Stop Group, Inc.
      Vice President of Music and Video          Attn:  President and CEO
      Barnes & Noble, Inc.                       4250 Coral Ridge Drive
      122 Fifth Avenue, 7th Floor                Coral Springs, FL  33065
      New York, NY  10011

      Copy to:                                   Copy to:
      Barnes & Noble, Inc.                       Legal Dept.
      122 Fifth Avenue                           Fax: 954-255-4068
      New York,  NY  10011                       Phone: 954-255-4058
      Attn:  Legal Department                    Email: legsec@acnt.com

21.   GENERAL

      a. Relationship of the Parties. The relationship between the Parties shall be an independent contractor relationship. Nothing herein shall be construed as creating or constituting the relationship of employer/employee, franchisor/franchisee, principal/agent, partnership, or joint venture between the Parties.

      b. Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the State of New York without regard for conflict of laws provisions.

      c. Enforceability. If any provision of this Agreement is held to be unenforceable by a court of competent jurisdiction, such provision shall be more narrowly and equitably construed so that it becomes legal and enforceable or simply deleted if that is not possible, and the entire Agreement shall not fail on account thereof and the balance of the Agreement shall continue in full force and effect.

      d. No Waiver. Any of the provisions of this Agreement may be waived by the Party entitled to the benefit thereof. Neither Party will be deemed, ;by any act or omission, to have waived any of its right or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any other right or remedy, or as to a subsequent event.

      e. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      f. Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof, supersedes all prior agreements, negotiations and oral understandings, if any, and may not be amended, supplemented, or modified in any way, except by an amendment in writing and signed by authorized officers of the Parties hereto, including, but not limited to that certain June 19, 1998 Database License and Fulfillment Services Agreement as amended February 1, 1999 and the Short Form Agreement. No amendment shall be in effect or accomplished by the acknowledgement or acceptance of a purchase order, invoice, or other forms stipulating different terms. This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors and administrators, trustees and legal representatives.

      g. Headings. Headings used in this Agreement are for the purposes of convenience only and shall not affect the legal interpretation of this Agreement.

      h. Draftsmanship. Each of the Parties hereto has been represented by its own counsel. In the event of a dispute, no provisions of this Agreement shall be construed in favor of one Party and against the other by reason of the draftsmanship of this Agreement.

      i. Survival. The terms and provisions of this Agreement if by their sense and context are intended to survive the performance of such term or provision or of this Agreement shall so survive the completion of performance and termination of this Agreement, including without limitation the provisions of Sections 14, 15, 16 and 18 hereof.

      j.    Effective Date. This Agreement shall be effective on the Effective
            Date.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

           Barnes & Noble, Inc.                AEC One Stop Group, Inc.

Name:      Chuck Gorman                        Alan Tuchman
           ---------------------------------   ---------------------------------
           Individual signing (please print)   Individual signing (please print)

Signature: /s/ Chuck Gorman                    /s/ Alan Tuchman
           -----------------------------       ---------------------------------

Title:     Vice President Music/Video          President